ENTITY PURCHASE AGREEMENT

     AGREEMENT made this 30th day of March, 2005 between MAUI GENERAL STORE, INC., a New York corporation ("Maui") and PATRICIA CABELLON ("Cabellon").

     WHEREAS, Maui owns all of the membership interest in Hana Pearl, LLC ("Hana Pearl").

     NOW, THEREFORE, it is agreed:

     1. Transfer of Hana Pearl. Maui hereby assigns to Cabellon all of its right, title and interest in Hana Pearl. Maui agrees that promptly after the execution of this agreement, it will deliver to Cabellon all of the books and records of Hana Pearl. Maui will assist Cabellon in obtaining control over the assets of Hana Pearl.

     2. Transfer of Stock. Cabellon hereby agrees to deliver to Maui one or more certificates for a total of one million (1,000,000) shares of Maui common stock. Cabellon will endorse the certificates for surrender to Maui.

     3. Warranties. Each party represents and warrants to the other that the assets being transferred hereunder are assigned free of liens, claims and encumbrances, and that the assignment contemplated hereby will vest in the other all of the right, title and interest in the transferred assets.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth above.


MAUI GENERAL STORE, INC.

By: /s/ Richard Miller                  /s/ Patricia Cabellon
    -----------------------------       -------------------------
    Richard Miller, President           PATRICIA CABELLON